EXHIBIT 1


FOR IMMEDIATE RELEASE
September 11, 1996



                PHYSICIAN COMPUTER NETWORK, INC.
                     AND WISMER-MARTIN, INC.
                COMPLETE ACQUISITION TRANSACTION


Morris Plains, New Jersey (September 11, 1996) - Physician Computer Network, Inc. (Nasdaq: PCNI) and Wismer-Martin, Inc. (OTC: WSMM) announced today that they have closed the previously announced acquisition of Wismer-Martin by PCN.

The announcement follows the June 21, 1996, announcement that Wismer-Martin and PCN had signed a definitive agreement regarding the acquisition. The shareholders of Wismer-Martin received an aggregate of approximately $1,980,000 in cash and 935,000 shares of common stock of PCN.

Wismer-Martin, based in Mead, Washington, is a leading provided of practice management systems and healthcare information systems.

Physician Computer Network develops, markets and supports medical practice management software designed to link its current installed based of approximately 90,000 office-based physicians with hospitals, clinical laboratories, managed care providers, Blue Cross/Blue Shield plans and Medicare and Medicaid intermediaries.

For More Information on Physician Computer Network, Inc., at no charge via fax, Please call 1-800-PRO-INFO, and Enter Code #173, or Stock Ticker Symbol - PCNI